EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

T-Bamm

As independent registered public accountants, we hereby consent to the use of our report dated April 29, 2015 with respect to the financial statements of T-Bamm, in its registration statement on Form S-1 relating to the registration of 2,500,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

April 29, 2015